UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 21, 2015
(Date of earliest event reported)

Central Valley Community Bancorp
(Exact name of registrant as specified in its charter)

CA (State or other jurisdiction of incorporation)	000-31977 (Commission File Number)	77-0539125 (IRS Employer Identification Number)

7100 N. Financial Dr., Ste. 101, Fresno, CA (Address of principal executive offices)		93720 (Zip Code)
559-298-1775 (Registrant’s telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers (Items (b), (c), (d) and (e)).
On January 21, 2015, the Board of Directors of Central Valley Community Bancorp (the “Company”) adopted resolutions by which (effective in all cases as of February 1, 2015) the Board:

•	accepted the resignation of Daniel J. Doyle as President and Chief Executive Officer of the Company, in connection with Mr. Doyle’s planned retirement;

•	appointed James M. Ford as President and Chief Executive Officer;

•	accepted the resignation of Daniel N. Cunningham as Chairman of the Board of Directors;

•	appointed Mr. Doyle as Chairman of the Board of Directors;

•	appointed Mr. Cunningham to the newly created position of Lead Independent Director of the Board of Directors; and

•	expanded the number of directors on the Board from 9 to 10, and appointed Mr. Ford as a director.

The resignation of Mr. Doyle as President and CEO of the Company and appointment of Mr. Ford to those positions represented the culmination of the Company’s succession plan announced in early 2014.
The Board also adopted amendments to the Company’s By-Laws to facilitate the creation of the position of Lead Independent Director.
Mr. Ford, 56, became President of the Company’s wholly owned subsidiary, Central Valley Community Bank (“Bank”), on February 1, 2014. Prior to that appointment, Mr. Ford most recently served as the President and CEO for Premier West Bank and its holding company PremierWest Bancorp, based in Medford, Oregon, until it was acquired by Starbuck Bancshares in April 2013. Mr. Ford served as President for PremierWest Bank beginning in 2006 and was named President and CEO for PremierWest Bank and Bancorp in 2009. Mr. Ford was engaged as President of the Bank following the Board’s succession planning process and executive search in response to Mr. Doyle’s planned retirement.
At the time of Mr. Ford’s appointment as President of the Bank, the Board established a compensation arrangement consisting of an annual base salary of $300,000; the right to receive benefits and participate in deferred compensation plans available to all employees; the right to participate in Bank’s Senior Management Incentive Plan; and the Company’s agreement to issue restricted shares of Company common stock with a value of $100,000 on the date of the grant for each of the first three years, vesting over five years. He was also provided $50,000 for moving and relocation expenses, subject to tax gross-up provisions; a Salary Continuation Agreement in the amount of $100,000 per year for ten years beginning at age 65, with vesting equal to 50% at age 60 and 10% each year for five consecutive years after Mr. Ford has reached the age of 60, subject to accelerated vesting upon a Change in Control; an automobile allowance of $1,500 per month; four weeks paid vacation per year; and use of a corporate membership at a country club.
Messrs. Doyle and Cunningham remain members of the Board. There are no family relationships among the Board, executives of the Company and Messrs. Doyle, Cunningham or Ford, and none of them is party to a transaction with the Company that would be reportable as a “related party transaction.”
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 21, 2015, the Board of Directors of Central Valley Community Bancorp (the “Company”) adopted resolutions by which (effective as of February 1, 2015) the By-Laws of the Company will be amended to permit the creation of the position of Lead Independent Director, and to provide for corresponding changes in the By-Laws respecting responsibilities and authority of the Board and Company officers.
The information in this Form 8-K filed on January 26, 2015 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Exhibits

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits

3.02   By-Law Amendments adopted January 21, 2015 by Board of Directors, effective as of February 1, 2015

99.1    Press Release of Central Valley Community Bancorp dated January 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2015	CENTRAL VALLEY COMMUNITY BANCORP

/s/ David A. Kinross
David A. Kinross
Executive Vice President and Chief Financial Officer (Principal Accounting Officer)